SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 22, 2006

CardioVascular BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Village Center Circle, Suite 250

Las Vegas, Nevada

(Address of Principal Executive Offices)

89134

(Zip Code)

Registrant’s telephone number, including area code: 702-839-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events:

CardioVascular BioTherapeutics, Inc. (the “Corporation”) held its Annual Meeting of Stockholders on May 22, 2006. A Definitive Notice and Proxy Statement was filed with the Securities and Exchange Commission on April 14, 2006 and sent to all stockholders of record as of March 31, 2006. There were two proposals on the ballot that were passed by the stockholders: 1) Re-election of the members of the Corporation’s Board of Directors; and 2) Ratification of the appointment of Singer Lewak Greenbaum & Goldstein LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2006.

The results were as follows:

There were present in person or by proxy at said meeting 114,281,801 stockholder shares having voting rights, representing 92.17% of the total number of shares with voting rights outstanding and entitled to be voted at the meeting, representing a quorum.

1) Election of Directors:

Directors	For	Against	Abstain
Daniel C. Montano	114,256,366	0	25,435
John W. Jacobs	114,263,866	0	17,935
Mickael A. Flaa	114,263,866	0	17,935
Thomas Stegmann	114,262,866	0	18,935
Wolfgang Priemer	114,262,566	0	19,235
Alexander G. Montano	114,243,041	0	38,760
Thomas L. Ingram	114,267,891	0	13,910
Robert Levin	114,267,591	0	14,210
Gary Abromovitz	114,266,891	0	14,910
Joong Ki Baik	114,262,916	0	18,885
Grant Gordon	114,263,391	0	18,410

2) Ratification of Appointment of Singer Lewak Greenbaum & Goldstein LLP:

For	Against	Abstain
114,261,846	14,800	5,155

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: June 6, 2006	By:	/s/ Michael A. Flaa
Michael A. Flaa Chief Financial Officer